Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (File No. 333-228989 and File No. 333-229958) on Forms S-8 of Bank First Corporation of our report dated March 26, 2019, relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.
/s/ PORTER KEADLE MOORE, LLC
Atlanta, Georgia
March 11, 2020